                                                                     EXHIBIT 2.9


                                    AMENDMENT


    THIS AMENDMENT (this "Amendment") is made as of January 12, 2001 among the companies designated as Clear Channel on the signature page hereto (collectively "Clear Channel") and the companies designated as Exchange Party on the signature page hereto (collectively, "Exchange Party").

                                     Recital

    Capstar Radio Operating Company, Capstar TX Limited Partnership and Exchange Party are parties to an Asset Exchange Agreement (the "Agreement") dated October 2, 2000, the Cash Amount portion of which has been assigned to Clear Channel Broadcasting, Inc. and Clear Channel Broadcasting Licenses, Inc. pursuant to an Assignment and Assumption of Transaction Documents made as of November 30, 2000, a copy of which is attached hereto as Exhibit A. Capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.

                                    Agreement

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties agree as follows:

    1. Amendments. The Agreement is hereby amended to:

         (i) modify Section 4.1(b) of the Agreement to provide that Clear Channel may elect to consummate the exchange and replacement property purchase of the Exchange Party Station Assets relating to WMHG-AM, Muskegon, Michigan (the "WMHG-AM Assets") in a Closing separate from the Closing of the other Muskegon Stations, and such separate closing shall constitute a Partial Closing; and

         (ii) modify Section 4.1(b) of the Agreement to allocate a value of $437,780.00 to the WMHG-AM Assets, and to provide that this amount shall be paid to Exchange Party at the time of the Partial Closing of the WMHG-AM Assets.

         (iii) remove the WTPA(FM) Ground Lease from Schedule 1.2(h), Excluded Assets, as set forth on Exhibit B hereto;

         (iv) add the WTPA(FM) Ground Lease to the Real Estate Contracts section of Schedule 1.1(f), Real Property, as set forth on Exhibit C hereto;

    2. Miscellaneous. Except as expressly set forth herein, the Agreement has not been amended or modified and remains in full force and effect. Any termination of the Agreement shall terminate this Amendment. This Amendment may be executed in separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

                           SIGNATURE PAGE TO AMENDMENT


    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                                      CAPSTAR RADIO OPERATING COMPANY
CLEAR CHANNEL:                        CAPSTAR TX LIMITED PARTNERSHIP

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      CLEAR CHANNEL BROADCASTING, INC.
                                      CLEAR CHANNEL BROADCASTING LICENSES, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


EXCHANGE PARTY:                       CUMULUS BROADCASTING, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      CUMULUS LICENSING CORP.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      CUMULUS WIRELESS SERVICES, INC.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    Exhibit A

               Assignment and Assumption of Transaction Documents
                                 (see attached)

                                    Exhibit B

                                 SCHEDULE 1.1(f)
                                  REAL PROPERTY

OWNED REAL ESTATE

WNNK-FM/WTCY(AM) STUDIO

    1. Studio building located at 3400 North Sixth Street in Harrisburg, Pennsylvania

WNNK-FM TOWER

    1. WNNK-FM Tower/Transmitter Site located at Darlington Trail and Tower Road, Rye Township, Pennsylvania

WTCY(AM) TOWER

    1. WTCY(AM) Tower/Transmitter Site located at 9th and Sycamore, Harrisburg, Pennsylvania

REAL ESTATE CONTRACTS

WNCE-FM/WTPA(FM) STUDIO

* 1. Lease Agreement with Gerald and Linda Schatz for studio located at 970 West Trindle Road, Mechanicsburg, Pennsylvania

WNCE-FM TOWER

    1. Ground Lease with Hugh Clinton for tower site located at 277 Gravel Hill Road, Palmyra, Pennsylvania

WTPA(FM) TOWER

    1. WTPA(FM) Ground Lease.

                                    Exhibit C

                                 SCHEDULE 1.2(h)
                                 EXCLUDED ASSETS

Any assets or categories of assets identified as Excluded Assets on Schedule 1.1(b).

TOWER AND STUDIO SITES

         The tower site and studio site Excluded Assets shall include without limitation all right and title and interest of Seller in and to all real property comprising such site (whether owned or leased) and all towers, generators, buildings, fences, and other buildings, improvements and fixtures on such site.